EXHIBIT 99.1

      CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
       PURSUANT TO TITLE 18, UNITED STATES CODE, SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C.ss. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of AvantGo, Inc. (the "Company") hereby certifies, to such officer's knowledge, that:

      (i.) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

      (ii.) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2002                   /s/ David Pratt
                                           ---------------
                                           David Pratt
                                           President and Chief Executive Officer

Pursuant to 18 U.S.C.ss. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of AvantGo, Inc. (the "Company") hereby certifies, to such officer's knowledge, that:

      (i.) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

      (ii.) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: November 13, 2002                   /s/ David B. Cooper, Jr.
                                           ------------------------
                                           David B. Cooper, Jr.
                                           Chief Financial Officer